EXHIBIT 99.5

Beatmungspflege 24 GmbH

Report on the Review of the Interim Financial Statements

as of September 30, 2014

for the Period of January 30 until September 30, 2014

(Expressed in Euros)

RBS RoeverBroennerSusat GmbH & Co. KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft Gervinusstraße 15 60322 Frankfurt am Main T +49 69 500 60-0 F +49 69 500 60-2050 www.rbs-partner.de

Report on Review of Interim Financial Information

To the Shareholder of Beatmungspflege 24 GmbH, Stuttgart

We have reviewed the accompanying interim financial statements of Beatmungspflege 24 GmbH, which comprise the statement of financial position as at September 30, 2014, and the statement of comprehensive loss, changes in equity and cash flows, and the notes for the eight-month period then ended.

Management’s Responsibility for the Financial Statements

The Management is responsible for the preparation and fair presentation of this interim financial information in accordance with International Financial Reporting Standards, and for such internal control as the Management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express a conclusion on this interim financial information based on our review. We conducted our review in accordance with German generally accepted principles for the review of financial statements promulgated by the Institut der Wirtschaftsprüfer (IDW). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Opinion

Based on our review, the interim financial statements present fairly, in all material respects, the financial position of Beatmungspflege 24 GmbH as at September 30, 2014, and its financial performance, and its cash flows for the eight-month period then ended in accordance with International Financial Reporting Standards.

Frankfurt a.M., November 14, 2014

RBS RoeverBroennerSusat GmbH & Co.KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Beatmungspflege 24 GmbH

Statements of Financial Position

As at September 30, 2014 and as at January 30, 2014

	September 30, 2014 Euro	January 30, 2014 Euro

ASSETS
Non-current assets
Intangible Assets
Software licenses	3,00	0,00
Property, plant and equipment
Land, property rights and buildings, including buildings on third party land	86.743,32	0,00
Other equipment, furniture and fixtures	103.392,16	0,00
Total non-current assets	190.138,48	0,00
Current assets
Other assets	654.272,24	25.000,00
Cash and cash equivalents	11.743,70	0,00
Total current assets	666.015,94	25.000,00
TOTAL	856.154,42	25.000,00

LIABILITIES
Shareholders’ equity
Subscribed capital	52.000,00	25.000,00
Net profit for the year	56.176,21	0,00
Total shareholders’ equity	108.176,21	25.000,00

Non-current liabilities
Long-term financial liabilities	110.000,00	0,00
Total non-current liabilities	110.000,00	0,00

Current liabilities
Short-term financial liabilities	281.542,85	0,00
Accruals	55.500,00	0,00
Other liabilities	158.721,53	0,00
Provisions	115.591,65	0,00
Provisions for taxes	26.622,18	0,00
Total current liabilities	611.356,03	0,00
TOTAL	856.154,42	25.000,00

Beatmungspflege 24 GmbH

Income Statement for the period from January 30 to September 30, 2014

2014 Euro

Revenue	930.425,28
Other operating income	4.056,20
Total operating performance	934.481,48

Cost of purchased services	659.577,79
Personnel expenses	107,64
Depreciation and amortization of intangible and tangible fixed assets	16.109,43
Other operating expenses	175.893,27
Earnings before interest and taxes (EBIT)	82.793,35

Other interest and similar income	8,14
Interest and similar expenses	0,95
Net result before tax of the period	82.800,54

Income taxes	26.624,33
Net profit of the period	56.176,21

Beatmungspflege 24 GmbH

Statements of Changes in Equity

Shareholders’ Equity Euro

Balance at January 30, 2014	25.000,00

Capital contribution	27.000,00
Net profit for the period	56.176,21

Balance at September 30, 2010	108.176,21

Beatmungspflege 24 GmbH

Statements of Cash Flow

Period ended September 30, 2014

2014 Euro

Net profit of the year	56.176,21
Adjustments to the consolidated net profit for the period for reconciliation to the cash flow operating activities:
- Finance revenues	8,14
+ Finance costs	0,95
Operating profit	56.169,02
+ Amortization and depreciation	16.109,43
72.278,45
-/+ Increase/decrease in inventories, trade receivables and other assets	629.272,24
+/- Increase/decrease in provisions	142.213,83
+/- Increase/decrease in trade payables and other liabilities	605.764,38
Cash flows from operating activities	190.984,42

- Payments of intangible assets and property, plant and equipment	206.247,91
+ Interest receipts	8,14
Cash flows from investing activities	-206.239,77

+ Capital contribution	27.000,00
- Payment of interest	0,95
Cash flows from financing activities	26.999,05

Net change in cash and cash equivalents	11.743,70
+ Cash and cash equivalents at beginning of the period	0,00
Cash and cash equivalents at the end of the period	11.743,70

Beatmungspflege 24 GmbH, Stuttgart

Notes for the interim financial statements for the period from January 30 to September 30, 2014

Expressed in Euros

A.	General Information and Basis of Presentation

1.	General Information

Domicile and Legal Form of the Company

Beatmungspflege 24 GmbH is a care enterprise in the legal form of a limited liability company in accordance with German law. The company is entered in the Commercial Register of the Ludwigshafen Local Court under HRB 64059. The registered address of the company is Am Bubenpfad 2, 67065 Ludwigshafen, Germany.

The company was founded on January 30, 2014. The registration in the commercial register was carried out on August 8, 2014. The business year corresponds with the calendar year. The first business year begins on January 30, 2014 and ends on December 31, 2014.

With effect as of July 1, 2014 the sole proprietorships “Das Pflegeland”, proprietor Dr. Orhan Karahodza and “Premium-Pflegedienst Pflegeland”, proprietor Dzenana Karahodza with all assets and liabilities as well as all rights and obligations, claims and legal positions were contributed to the Beatmungspflege 24 GmbH.

Business Activities

As care service provider “Beatmungspflege 24 GmbH” is engaged in the medical homecare and specialized in acute posthospital treatment and breathing-improvement or rather the control of long-time home breathing. “Beatmungspflege 24 GmbH” is able to take over the breathing-care of all breathing-patients with different clinical pictures within 24 hours:

- ALS - amyotrophic lateral sclerosis

- Persistent vegetative state

- Chronic obstructive pulmonary disease (COPD)

- Pneumonia

- Respiratory insufficiency

- Apoplectic stroke (Apoplexy)

General Principles and Accounting Standards

The present interim financial statements of the limited liability company “Beatmungspflege 24 GmbH” for the period from January 30 to September 30, 2014 have been prepared in accordance with the IFRS regulations issued by International Accounting Standards Board (IASB) as of the balance sheet date and with the binding interpretations of the International Finance Reporting Interpretations Committee (IFRIC). It thus also complies with IAS 34 (Interim Financial Reporting).

The income statement has been prepared in accordance with the nature of expense method of presentation.

The interim financial statements convey a true and fair view of the net assets, financial position and results of operations of the limited liability company “Beatmungspflege 24 GmbH”.

New Statements Issued by the IASB

At the moment the IASB has not issued standards, interpretations and amendments to existing standards that could be relevant for the limited liability company “Beatmungspflege 24 GmbH”.

Regulations that are not yet mandatory and not yet adopted by the European Commission have not been applied in advance by the limited liability company “Beatmungspflege 24 GmbH”.

The limited liability company “Beatmungspflege 24 GmbH” generally only implements new standards and interpretations as application becomes required.

Estimates and Assumptions

The preparation of the financial statements requires estimates and assumptions to be made by the management. These influence the assessment of assets and liabilities, the disclosure of contingent liabilities at the balance sheet date as well as the presentation of income and expenditures for the period under review.

In particular, this relates to allowances for bad debts, the amount and likelihood of utilization of other provisions as well as the economic lifetime of assets. The management bases his judgment of these assumptions and estimates on past experience and the results of carefully weighing up different scenarios. Changes in the economic situation that deviate from the assumptions applied and that lie beyond the control of the management may result in the actual amounts differing from the original estimates. If the original basis of estimation changes, accounting for the respective balance sheet items will be adjusted with an effect on the income statement.

2.	Accounting and Valuation Principles

Intangible Assets

Intangible Assets which were acquired in return for payment are carried at cost, reduced by normal straight-line amortization from the date on which they are first ready for use. Amortizations will be taken straight-line above the economic useful life of two to three years.

Property, Plant and Equipment

Property, plant and equipment is carried at cost less cumulative depreciation. Depreciation is recognized on a straight-line basis over the expected useful life of the asset. Expenditure for maintenance and repairs is expensed in the period in which it is incurred. The cost of an asset and the related cumulative depreciation are derecognized when assets are scrapped or disposed of, with any book gains or losses recognized in the income statement under “Other operating income” or “Other operating expenses”. Fifty years were assumed as useful life expectancy for buildings. The expected useful life for the other assets is calculated between two and ten years.

Accordingly, low-value assets with an acquisition value of no more than EUR 410 are fully depreciated in the year of acquisition. All other assets with acquisition values greater than this are capitalized and depreciated over their normal useful lives.

Impairment and Write-downs of Intangible Assets and Property, Plant and Equipment

Where the value of intangible assets or property, plant and equipment calculated using the principles described above is greater than the value attributed to them at the balance sheet date, impairment losses and write-downs are recognized accordingly. The fair value to be applied is calculated on the basis of either the net proceeds of sale or the present value of the estimated future cash flows from the use of the asset – whichever is higher. Impairment losses and write-downs are reported in other operating expenses.

Impairment losses are reversed if the reasons for their recognition no longer exist. The reversal of an impairment loss is limited to the amortized carrying amount that would have resulted if no impairment losses had been recognized in the past. Income from such reversals is reported in “Other operating income”. Impairment losses on goodwill may not be reversed.

Receivables and other assets

Receivables and other assets are carried at the nominal value. Appropriate bad debt allowances are recognized for trade receivables in order to cover possible default risks.

Cash

Cash comprises all freely available liquid funds such as cash in hand and cash in current accounts, as well as other current bank balances available.

Payables

In accordance with IAS 39, liabilities are carried at amortized cost on the balance sheet date, which generally corresponds to the amount due on settlement.

Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced or formally agreed upon by the supplier at the balance sheet date.

Other Provisions

In accordance with IAS 37 (Provisions, Contingent Liabilities and Contingent Assets), provisions for other financial obligations are recognized when a present obligation towards a third party arises from a past event, future settlement is probable and the amount can be reliably estimated. Non-current provisions with a remaining term of more than one year are recognized at the amount required to settle the obligation, discounted to the balance sheet date.

Deferred Taxes

Taxes are deferred in accordance with IAS 12 (Income Taxes) for temporary differences arising between the amounts in the balance sheet and the tax base and tax loss carry-forwards, when incurred. Deferrals are recognized in the probable amount of the tax charge or relief in subsequent fiscal years. Tax assets from deferrals are only recognized if it is reasonably certain they will be recovered. Tax loss carry-forwards are only included in tax deferrals to the extent that taxable income sufficient to recover the deferred tax assets is expected to be generated in future. Deferred tax assets are reduced by amounts that are no longer likely to be utilized for tax purposes. Write-downs are recognized on deferred tax assets that are unlikely to be recovered. Deferred taxes are calculated on the basis of the tax rates in force or announced at the realization date in accordance with the current legal situation.

3.	Intangible Assets

Changes in intangible assets in the reporting period and in the previous year are shown in the statements of changes in fixed assets, which is attached as an appendix.

The position “intangible assets” only consists of software licenses.

There were no impairment write-downs to the lower value in use in the reporting period.

4.	Property, Plant and Equipment

Changes in property, plant and equipment in the reporting period and in the previous year are shown in the consolidated statement of changes in fixed assets, which are attached as an appendix.

The item “Land, property rights and buildings, including buildings on third-party land” consists of a flat or fractional property unit which is used by the company for administration.

The flat or fractional property unit is encumbered with a mortgage property charge in an amount of EUR 110.000,00 for the loan to finance the property. The loan is repayable on maturity, so it values EUR 110.000,00 and has a remaining term until November 2018.

There are no other material restrictions on ownership or title in respect of the property, plant and equipment reported.

Depreciation on the lower value in use was not taken in the reporting period.

5.	Other Assets

The “other assets” are composed as follows:

	Sept. 30, 2014	Jan. 30, 2014
	EUR	EUR
Settlement account Medicus Intensivpflege GmbH	592.517,02	0,00
Settlement account shareholder	19.767,61	0,00
Other short-term assets	41.987,11	0,00
Outstanding capital contribution	0,00	25.000,00
	654.271,74	25.000,00

The settlement account Medicus Intensivpflege GmbH contains the balance from services provided and rendered between Beatmungspflege 24 GmbH and Medicus Intensivpflege GmbH. According to the nature of the contract, the corresponding receivables and liabilities are set off. For further information, see section 15. Related Parties.

6.	Cash and cash equivalents

The position “cash and cash equivalents” mainly include short-term bank balances.

7.	Long-term financial Liabilities

Non-current financial liabilities fully result from bank liabilities and include the loan to finance the flat or fractional property unit.

The interest rate to finance flat or fractional property unit amounts to 4,8%.

8.	Short-term financial liabilities

The short-term financial liabilities are composed as follows:

	Sept. 30, 2014	Jan. 30, 2014
	EUR	EUR
Settlement account shareholder	203.516,55	0,00
Current account liabilities to banks	69.428,78	0,00
Short-term portion of the loans financing of vehicles	7.461,52	0,00
Other short-term financial liabilities	1.136,00	0,00
	281.542,85	0,00

Due to the current nature of these items, their market value does not deviate significantly from the carrying amounts presented.

9.	Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced or formally agreed upon by the supplier at the balance sheet date. All of the reported amounts are short-term in nature.

10.	Other liabilities

The long-term financial liabilities are composed as follows:

	Sept. 30, 2014	Jan. 30, 2010
	EUR	EUR
Liabilities from wages and salaries	1.114,28	0,00
Liabilities resulting from social securities	157.607,25	0,00
	158.721,53	0,00

The liabilities resulting from social securities mainly consist of subsequent payments, resulting from an audit by the social insurance institution.

11.	Provisions

The provisions fully consist of duties in connection with the preparation and the audit of the interim and the year-end financial statements of the current year.

12.	Income Taxes

Income taxes are calculated on a best estimate basis for the tax rate for the full fiscal year. A tax rate of 30% is applied for the calculation.

As differences between the amounts in the balance sheet and the tax base as of the balance sheet date as well as tax loss carry-forwards do not exist, no deferred taxes incur.

13.	Financial instruments and risk management

Details of the individual categories of financial instruments are provided in the notes on the respective balance sheet and income statement items.

Principles of the Risk Management System

Regarding its assets, liabilities and planned transactions, the limited liability company “Beatmungspflege 24 GmbH” is subject to default risk and liquidity risk and the risk from changes in interest rates. The aim of financial risk management is to minimize these risks through ongoing operating and finance-oriented activities. The management is directly responsible for the implementation of the financial policy and ongoing risk management.

Categories of Financial Instruments

The limited liability company “Beatmungspflege 24 GmbH” holds financial instruments exclusively in form of financial liabilities carried at amortized cost as well as in form of receivables carried at amortized cost. Financial instruments carried at fair value do not exist.

Default risk

The Company is exposed to counterparty default risk as a result of its operating activities and certain financing activities.

In its operating business, accounts receivable are monitored on a decentralized, ongoing basis. Default risks are taken into account through specific valuation allowances and flat-rate specific valuation allowances.

Liquidity risk

Revolving liquidity planning is performed in order to ensure the Company’s solvency and financial flexibility at all times. To the extent necessary, a liquidity reserve is held in the form of credit facilities and, if required, in cash.

Risk of changes in the interest rate

The limited liability company is subject to risks of changes in the interest rate only to a limited extent and basically in relation to the loan for financing the flat or fractional property unit. The interest rate is determined until November 2018.

14.	Executive Body of the Company

In the period from January 1 to September 30, 2014, the following persons were managing directors at Beatmungspflege 24 GmbH:

Dr. Orhan Karahodza, Stuttgart (from June 10, 2014)

Tomas Klempar, Stuttgart (until June 10, 2014)

15.	Related parties

Business transactions with related parties are transactions with companies in which the managing director of Beatmungspflege 24 GmbH has significant shareholdings or over which he can exercise significant influence. On the other hand, these are business transactions with companies controlled by parties that may exercise significant influence on Beatmungspflege 24 GmbH (particularly via participating interests in the Company). Furthermore, these are transactions with the managing director, significant shareholders and their close family members.

In the reporting period, the relationship to Medicus Intensivpflege GmbH, in which the managing director, Dr. Orhan Karahodza, has significant shareholdings and is also the managing director, is relevant in this context. Relevant transactions with this company encompass the provision of services in the area of medical homecare to the end customer of the Medicus Intensivpflege GmbH. Beatmungspflege 24 GmbH serves as sub-contractor of the Medicus Intensivpflege GmbH. For rendering these services the Beatmungspflege 24 GmbH uses the employers of the Medicus Intensivpflege GmbH in the context of a supply of personnel agreement.

In the period from January 30 to September 30, 2014 the value of sales was EUR 930.425,28 and the value of purchases was EUR 582.941,21. The balance of outstanding receivables and liabilities at the balance sheet date on September 30, 2014 was EUR 478.047,84. All transactions are conducted with the value of the sales and costs for the Medicus Intensivpflege GmbH, i.e. without profit margin.

Furthermore, settlement accounts exist between the company and the shareholders of Beatmungspflege 24 GmbH. These show a negative balance, i.e. a liability from the perspective of the GmbH in the amount of EUR -203.516,55 for one shareholder and a positive balance, i.e. a receivable from the perspective of the GmbH in the amount of

EUR - 19.767,61. These balances mainly result from loans granted to the shareholder in connection with the contribution of the sole proprietorships as well as withdrawals in the reporting period.

16.	SIGNIFICANT POST-BALANCE SHEET DATE EVENTS

There have been no significant events since September 30, 2014.

Stuttgart, November 12, 2014

Dr. Orhan Karahodza

Managing Director

Beatmungspflege 24 GmbH

Beatmungspflege 24 GmbH – Appendix to the Notes

Statements of Changes in Fixed Assets

As at September 30, 2014

	Software licenses	Land, property, rights and buildings, including buildings on third party land	Other equipment, furniture and fixtures	Total
	Euro	Euro	Euro	Euro
Cost:
December 31, 2013	0,00	0,00	0,00	0,00

Additions	3,00	87.063,30	119.181,61	206.247,91

September 30, 2014	3,00	87.063,30	119.181,61	206.247,91

Amortization:
December 31, 2013	0,00	0,00	0,00	0,00

Charge for the period	0,00	319,98	15.789,45	16.109,43

September 30, 2014	0,00	319,98	15.789,45	16.109,43

Carrying amount:
At December 31, 2013	0,00	0,00	0,00	0,00

At September 30, 2014	3,00	86.743,32	103.392,16	190.138,48

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